Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140286) and Form S-8 (No. 333-23689, No. 333-32007, No. 333-70781, No. 333-123984, No. 333-150778 and No. 333-172289) of Nexxus Lighting, Inc. of our report dated March 28, 2012, relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of Nexxus Lighting, Inc. for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Charlotte, NC

March 28, 2012